UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2026
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Cricut, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40257	87-0282025
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
10855 South River Front Parkway
South Jordan, Utah 84095
(Address of principal executive offices) (Zip code)
(385) 351-0633
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CRCT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Cricut Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (“Annual Meeting”) on June 3, 2026. At its Annual Meeting, the Company elected the following seven individuals to its Board of Directors (the “Board”). Each director will serve for the ensuing year and until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ashish Arora	761,842,129	10,723,611	28,855,354
Steven Blasnik	760,661,365	11,904,375	28,855,354
Russell Freeman	761,547,161	11,018,579	28,855,354
Jason Makler	756,904,068	15,661,672	28,855,354
Melissa Reiff	761,521,672	11,044,068	28,855,354
Billie Williamson	761,522,269	11,043,471	28,855,354
Heidi Zak	762,255,813	10,309,927	28,855,354
In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	760,620,738	11,873,058	71,944	28,855,354
Proposal to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	800,970,919	326,657	123,518	0
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cricut, Inc.

Date:	June 4, 2026	/s/ Kimball Shill
Kimball Shill
Chief Financial Officer